Exhibit 99.1

STRONGBOW APPOINTS NEW DIRECTORS AND OFFICERS

VANCOUVER, BC--(Marketwired - Dec 4, 2013) - Strongbow Resources Inc. ("Strongbow" or the "Company") (OTCQB: STBR), is pleased to announce the appointment of Mr. Robert Madzej as Chief Operating Officer and a director and Mr. Robert Da Cunha as Chief Financial Officer and a director.

Mr. Robert Madzej graduated from Simon Fraser University in Business Administration. He has over 10 years' experience of well-versed business development and corporate financial strategies. His experience encompasses managing his own business, handling day to day operations and working with financial institutions by identifying and facilitating essential financing to support business clients' needs. He has gained invaluable experience in business structuring and economic decision-making and believes in team cohesiveness to achieve operational excellence.

Mr. Madzej's passion has been building relationships and building on people's strengths, communication and understanding, which he relies on in developing and managing operational integrity.

As Chief Financial Officer, Mr. Da Cunha's prime function is to oversee the financial activities of the Company. Mr. Da Cunha brings great experience in financial planning, monitoring cash flows and analytical skills to enhance company performance.

Prior to joining Strongbow, Mr. Da Cunha has been on the board of directors of other business corporations and spent more than a decade at TD Canada Trust, in increasingly senior positions where he acquired specific expertise in a number of critical areas including growth and credit lending for small to medium size enterprises, audits and compliance.

The experience at TD Canada Trust provided Mr. Da Cunha with first-hand knowledge of what really matters to operations, communications, and protocol when overseeing successful ventures. He understands the importance of attention to detail, especially in areas where documents are reviewed by government agencies and by accountants working for shareholders and investors.

Prior to his career in resources and finance, Mr. Da Cunha briefly held positions at both the Ontario Ministry of the Attorney General and the University of Toronto. At the University of Toronto, he specialized in neurobiology -- specifically in molecular protein isolation, electrophoresis SDS-PAGE western blotting -- while working on this thesis.

"Bringing on board such highly skilled individuals will help achieve our goals in making Strongbow a great success, which will definitely make a difference in the growth stages of our company. I'm excited to have them part of our team," stated Mr. Caetano, President and Chief Executive Officer.

About Strongbow Resources Inc.

Strongbow Resources Inc. is a junior oil production and exploration company participating in oil development and exploration in Alberta and Saskatchewan, Canada. On February 21, 2012, Strongbow executed an agreement through which it acquired the right to earn an undivided 100% working interest in a Petroleum and Natural Gas License covering eight (8) sections of land (5,120 acres, more or less) located in the Compeer Area in the Province of Alberta, Canada. Strongbow is also negotiating a number of additional oil and gas leases through which it intends to expand its operations in Canada and internationally. Strongbow operates as Big Lake Energy Ltd. in Alberta.

ON BEHALF OF STRONGBOW RESOURCES INC.

"Michael Caetano"
President, CEO & Director

Forward-Looking Statements: This press release includes forward-looking statements. All statements, other than statements of historical facts, included in this press release that address activities, events, or developments that the Company believes or anticipates will or may occur in the future are forward-looking statements such as the Company's intended expansion and the negotiation of additional leases. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations, regulatory changes and other factors over which the Company has little or no control. Unless required by law, the Company does not intend to update any forward-looking statements. The contents of this press release should be considered in conjunction with the warnings and cautionary statements contained in the Company's recent public filings with the Securities and Exchange Commission.

For more information, please contact:

Michael Caetano
President and Chief Executive Officer
Telephone: 403.241.8912
Email: mcaetano@strongbowinc.com